Michael I. Daszkal, CPA, P.A.                                                   2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                          DaszkalBolton LLP                   Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.    [LOGO OMITTED]   ----------------------------                  t: 561.367.1040
Michael S. Kridel, CPA, P.A.                     CERTIFIED PUBLIC ACCOUNTANTS                  f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                                                            www.daszkalbolton.com
Patrick D. Heyn, CPA, P.A.                                                               ---------------------



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-78296, 33-84554, and 33-11765) of Hydron
Technologies, Inc. and the related prospectuses of our audit report dated March 31, 2004 with respect to the balance sheets at December 31, 2003 and 2002 and statements of operations, changes in shareholder' equity and cash flows of Hydron Technologies, Inc. for the years ended December 31, 2003, 2002 and 2001 in the Form 10-K.



/s/ DASZKAL BOLTON LLP

Boca Raton, Florida
April 12, 2004

                                       4